EXHIBIT 10.3

The CIT Group/Business Credit, Inc.
900 Ashwood Parkway
Suite 610
Atlanta, GA 30338

October 31, 2003

Mr. William G. Miller
5025 Harrington Road
Alpharetta, Georgia 30022

Re:       Participation Agreement

Dear Mr. Miller:

The undersigned refer to (a) that certain Credit Agreement, dated as of July 23, 2001, by and among Miller Industries, Inc. (“Parent”) and certain of its subsidiaries, the financial institutions party thereto from time to time as lenders (the “Lenders”), and the Agents (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for a credit facility consisting of Revolving Loans, Letters of Credit and Term Loans in the original aggregate principal amount of up to $110,000,000 (as such terms are defined in the Credit Agreement, collectively, the “Existing Credit Facilities”); (b) that certain Forbearance Agreement, dated as of October 31, 2003, among the Borrowers, Lenders and Agents (the “Forbearance Agreement”), and (c) that certain Seventh Amendment to Credit Agreement, also dated as of October 31, 2003, among the Borrowers, Lenders and Agents (the “Seventh Amendment”) further amending the Credit Agreement to, among other matters, provide for the extension by the Lenders to the Borrowers of an additional Term Loan, due on the Termination Date, in the principal amount of $2,000,000 (the “New Term Loan”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement or the Forbearance Agreement, as the case may be.  As used herein, the term “Participation Obligations” shall mean the New Term Loan, and all obligations and liabilities now or hereafter owed by any one or more of the Borrowers to Lenders under or related to the New Term Loan, in each case whether direct or indirect and whether fixed or contingent, (including, without limitation, attorneys’ fees and legal expenses incurred by Lenders in connection with the New Term Loan), and all charges, commissions, interest, costs, expenses and attorneys’ fees chargeable by Lenders to Borrowers in each case under or related to the New Term Loan; the term “Lenders’ Share of the Obligations” shall mean, at any time, the entirety of the Obligations (including, without limitation, any Additional Loans (as hereinafter defined), any Post-Petition Advances (as hereinafter defined), any portion of the Obligations subject to a Senior Participation and any and all fees and interest payable pursuant to the terms of the Credit Agreement, including without limitation those payable after the filing of a bankruptcy case by any of the Borrowers and irrespective of whether the same are allowed or permitted to be paid in or during a bankruptcy case of any of the Borrowers), less only the principal amount of the Participation and accrued and unpaid interest on the principal amount of the Participation calculated in accordance with and computed at the rate specified in the Credit Agreement; the term “Participation” shall mean the junior participation interest in the Participation Obligations sold pursuant to Section 1 of this agreement (this “Participation Agreement”); the term “Participant” shall mean William G. Miller, an individual, acting in his individual capacity and not as an officer, director, agent or representative of any of the Borrowers or any other Person, together with his heirs and his permitted assigns, if any, as the registered owner of a Certificate of Participation evidencing a junior participation interest in the Participation Obligations, which aggregate principal amount shall be equal to the principal amount set forth in such Certificate of Participation; the term “Participant’s Account” is defined in Section 3 below; the term “Post-Petition Advances” is defined in Section 10 below; the terms “Senior Participant” and “Senior Participations” are defined in Section 16 below; and “Permitted Payments” shall mean the payment made by Participant to Lenders, on the Participation Closing Date in accordance with Section 1.  Certain other of the terms used herein are parenthetically defined elsewhere in this Participation Agreement.

This Participation Agreement will confirm the arrangement between Lenders and Participant whereby Lenders sell to Participant, without recourse and without representations or warranties of any kind (except as expressly set forth hereinafter), and Participant purchases from Lenders, a junior participation interest in the Participation Obligations in the principal amount equal to the principal amount of the New Term Loan, upon and subject to the terms and conditions set forth in this Participation Agreement.  Participant shall only have such obligations as are expressly set forth in this Participation Agreement or in the Participation Certificate (hereinafter defined).

1.          Participant has (a) executed and delivered to the Collateral Agent, for the benefit of the Lenders, a counterpart of this Participation Agreement, dated as of October 31, 2003, and (b) paid to the Collateral Agent, for the benefit of the Lenders, in U.S. Dollars by federal funds bank wire transfer of same day funds, an amount equal to Participant’s junior participation interest in the Participation Obligations, $2,000,000, in consideration of which the Collateral Agent, on behalf of the Lenders, is issuing to Participant a Certificate of Participation in that principal amount in substantially the form of Exhibit A hereto (a “Certificate of Participation”).

2.          At all times and from time to time until Lenders shall have received  payment in full of Lenders’ Share of the Obligations and all Commitments shall have been terminated, Lenders shall be entitled to receive and apply against the Obligations (other than the New Term Loan) for Lenders’ benefit (and the benefit of the Senior Participants), all in such order, such amounts and such manner as provided in the Credit Agreement (provided, however, that such reference does not constitute, and shall not be construed to create, any obligation to or rights of Participant in respect of such provisions of the Credit Agreement), all amounts as the same become due in connection with or arising out of the Existing Credit Facilities, the Loan Documents, the Collateral and/or the Obligations, whether as principal, interest, fees or otherwise, and including, without limiting the generality hereof, proceeds of or recoveries under insurance policies, amounts payable by third parties as guarantors or otherwise, amounts payable by reason of total or partial condemnation or taking by governmental authority, amounts realized as the result of enforcement of Collateral, amounts received as proceeds of one or more sales, and income from the operation or sale of Collateral or any part thereof; provided however that notwithstanding anything contained herein to the contrary, principal and interest payments on the New Term Loan shall be governed solely by Section 3 hereof and in no event shall any Permitted Payments be included in, subject to, or covered by, this paragraph.  Participant shall not have any right to acquire any interest in, and shall not be entitled to receive, any portion of any forbearance or waiver fee or any other fees or administration or service charges provided for in the Credit Agreement or payable by any Borrower pursuant to any Loan Document, including without limitation the Forbearance Agreement, to Lenders, and Participant shall not be entitled to receive any payment or distribution of principal on account of or with respect to all or any part of the Participation unless and until such time as Lenders shall have received payment in full of Lenders’ Share of the Obligations and all Commitments shall have been terminated.

3.          The New Term Loan shall not permit the Borrowers to make any payment, prepayment or repayment of the principal thereof, and Lenders hereby agree not to accept any, or to apply any Collections (as hereinafter defined) to, payment, prepayment or repayment of principal on the New Term Loan, unless and until the Lenders’ Share of the Obligations is paid in full and all Commitments shall have been terminated.  The Collateral Agent, on behalf of the Lenders, will maintain on such Agent’s books an account in the name of the Participant (the “Participant’s Account”) into which (a) all amounts received by such Agent from or on behalf of the Borrowers in payment of principal (“Participation Principal”) and/or interest accrued on the Participation (the “Participation Interest”) will be credited and (b) all amounts paid out by such Agent in cash to the Participant with respect to the Participation Principal or Participation Interest will be debited.  Each Lender hereby agrees that the Collateral Agent may, and the Collateral Agent will,  pay to Participant in cash as soon as practicable but in any event within two (2) Business Days of receipt by such Agent, all Participation Interest and Participation Principal actually received by such Agent and required to be paid to Participant in accordance with applicable provisions of the Credit Agreement, provided, however, that (i) amounts due and payable with respect to Lenders’ Share of Obligations which constitute unpaid principal, interest, fees and expenses shall be paid first to Lenders in order of priority, with any remaining amounts, subject to the limitations set forth in the following sub clause, next paid to Participant on account of Participation Interest, and (ii) to the extent Lenders’ Share of the Obligations have not yet been paid in full, such Participation Interest shall not be paid in cash to Participant or credited to the Participant’s Account, shall not constitute a payment of interest by the Borrowers on or with respect to the Participation and shall be retained by Lenders or by the Collateral Agent on behalf of the Lenders and applied in accordance with the provisions of Section 5 if, at the time of such payment or credit, any Default or Event of Default (other than Existing Defaults during the term of, and as defined in, the Forbearance Agreement) has occurred and has not been waived or cured, or would result from such payment or credit.  Promptly but in any event within two (2) Business Days of Participant’s request therefor, Collateral Agent, on behalf of the Lenders, will furnish to Participant a statement of the unpaid principal balance on the New Term Loan and of all accrued and unpaid interest thereon.

4.          Each of the Participation Interest, the Participation Principal and the interest of the Participant in and to any and all amounts received by Lenders from any source (in each case, other than any Permitted Payments), with respect to the Obligations (collectively, “Collections”), is, in each case, in all respects junior and subordinate to (i) Lenders’ Share of the Obligations and (ii) Lenders’ rights to receive and retain all Collections for the Lenders’ respective account and benefit (and the account and benefit of the Senior Participants) for application to Lenders’ Share of the Obligations until Lenders have received payment in full of Lenders’ Share of the Obligations, including, without limitation, all principal, and interest, and all fees, costs, expenses and other items included within Lenders’ Share of the Obligations and due to Lenders and all Commitments shall have been terminated, and, accordingly, each Lender, for itself and any Senior Participants, shall first be repaid in full in respect of all of its portion of Lenders’ Share of the Obligations and all

Commitments shall have been terminated, prior to any payment or repayment of all or any part of the Participation; provided, however, Participant shall be entitled to receive the Participation Principal and Participation Interest in accordance with Section 3 hereof and provided further that, in no event, shall any Permitted Payment or any amount received by Lender from the Participant pursuant to this Participation Agreement be deemed to be a Collection with respect to the Obligations.

5.          Other than as required by Section 3 above, all Collections received by Lenders (i) shall be applied to the Obligations in such amounts, manner and/or order as provided in the Credit Agreement (provided, however, that such reference does not constitute, and shall not be construed to create, any obligation to or rights of Participant in respect of such provisions of the Credit Agreement), and (ii) shall be first retained and applied by Lenders until the payment in full of Lenders’ Share of the Obligations and all Commitments shall have been terminated, and only then and thereafter shall the Participant have any rights to have any surplus remaining remitted to the Participant, and then only to the extent legally permissible.  If Participant obtains any payment (other than (i) payments of Participation Interest or Participation Principal received from the Collateral Agent in accordance with the terms of Section 3 hereof, or (ii) payments in respect of salary, benefits, or reimbursement of expenses which do not, in the aggregate for any month, exceed the sum of $20,000) from any Borrower or attributable to any Collateral prior to payment in full of all Obligations and the termination of all Commitments with respect thereto, the Participant shall receive and hold such payment in trust for Lenders’ benefit and shall promptly pay over such payment to Lender to be applied in the manner set forth in this Section 5.

6.          Participant, by execution in confirmation of this letter, acknowledges and agrees that (a) Participant has received from Borrowers and reviewed copies of all of the Loan Documents and has independently and without reliance on any Agent or Lender made Participant’s own analysis of the Loan Documents, including copies of all legal opinions delivered to Agents and Lenders in connection with the Loan Documents, (b) Participant has, independently and without reliance on any Agent or Lender, and based on such documents and information as Participant has deemed appropriate, made Participant’s own credit analysis of the Borrowers and Participant’s own decision to enter into this Participation Agreement and to purchase such Participation as herein provided, and (c) Participant is thoroughly familiar with and has complete and current financial statements and other relevant information concerning the financial condition and creditworthiness of each of the Borrowers.  Without limiting the generality of the foregoing, Participant hereby acknowledges and confirms that Participant has been advised that the Existing Defaults (as defined in the Forbearance Agreement) under the Credit Agreement which entitle the Agents and Lenders to exercise rights and remedies under the Loan Documents have occurred, and that, as of the date hereof, except as otherwise expressly provided in the Forbearance Agreement, none of the Agents or Lenders have waived or consented to such defaults and Agents and Lenders have reserved all of their legal rights with respect to its rights and remedies under the Loan Documents relating to such defaults. Except as otherwise expressly provided herein, Lenders and Agents shall have no duties, responsibilities or obligations whatsoever to Participant.  Agents and Lenders make no representation or warranty, express or implied (whether by executing and delivering this Participation Agreement or any Certificate of Participation or by selling or issuing all or any portion of the Participation, or otherwise), to Participant, except that the Lenders party hereto own all rights, titles and interests in and to the interests in the Participation Obligations being purchased by Participant pursuant to this Participation Agreement and that such interests have not been encumbered or assigned by any of such Lenders to any other Person, and Agents and Lenders shall have no responsibility, as to the value, validity, effectiveness, genuineness, regularity, enforceability, collectibility or sufficiency of the Credit Agreement or any other Loan Document, or as to the accuracy of any recital, statement, representation or warranty therein or in any information memorandum pertaining to any Borrower, or in any certificate or other document referred to or provided for in the Credit Agreement or any other Loan Document, or as to the title to, validity, priority, value, perfection or sufficiency of the Collateral or any Lien securing or purporting to secure all or any part of the Obligations, or any other guarantees or collateral security of any kind, or as to the financial condition of any of the Borrowers, nor shall Lender have any responsibility to Participant for any failure by any Borrower to perform its obligations under the Credit Agreement or any other Loan Document.  None of Agents or Lenders shall be required to keep Participant informed as to the performance or observance by any Borrower of the Credit Agreement or any other Loan Document, or to inspect the properties or books of any Borrower.  Agents and Lenders do not assume, neither make nor have made any warranties (except that the Lenders party hereto own all rights, titles and interests in and to the interests in the Participation Obligations being purchased by Participant pursuant to this Participation Agreement and that such interests have not been encumbered or assigned by any of such Lenders to any other Person) with respect to, and shall have no liability to Participant for the repayment of all or any part of the Participation or the interest equivalent thereon except, and only to the extent, expressly set forth in this Participation Agreement.  Lenders, Participant and by their acknowledgements below, Agents and Borrowers, acknowledge and agree that Section 11.2(e) of the Credit Agreement contains certain requirements with respect to the sale of a participation by a Lender.  Lenders, Agents and Borrowers hereby waive the requirement of Section 11.2(e) that Participant not be an Affiliate of Parent, and agree that the proviso following sub clause (e)(iv) thereof, which begins with the words “except that”, shall not be applicable to Participant and in lieu thereof the Participation shall be governed solely by the terms and conditions of this Participation Agreement.

7.          The Obligations, the Collateral, and the Collections shall in each instance be held by each Lender in such Lender’s own name or by Collateral Agent on behalf of the Lenders.  It is understood and agreed that the Participant shall have no right in or interest in any property taken as security for, or any offset effected with respect to, all or any part of the New Term Loan or any of the Obligations, or in any property now or hereafter in any Agent’s or Lender’s possession or control which may be or become security for all or any part of the New Term Loan or any of the Obligations by reason of the Credit Agreement or any other Loan Documents; provided, however that subject to the provisions of Sections 11 and 12, Lenders agree not to amend the Credit Agreement or the other Loan Documents in order to cause the New Term Loan to be unsecured.  It is understood and agreed that upon the payment in full of Lenders’ Share of the Obligations and the termination of all Commitments, that Participant shall thereupon have the right to have any surplus remaining from the Collections or otherwise to be remitted to the Participant and applied to the Participation and to have transferred and assigned to Participant any remaining Collateral and Lenders’ rights under the Loan Documents in accordance with the provisions of Sections 11and 17 hereof.

8.          If at any time after any Lender, either directly or through the Collateral Agent, has distributed any amount to the Participant on account of the Participant’s interests in the Participation including, without limitation Participation Interest, any amount paid or owing to any Lender, or to the Collateral Agent, by any Borrower is subordinated, set aside, avoided, declared to be fraudulent or preferential, disallowed or recovered from such Lender or from the Collateral Agent in connection with an insolvency or bankruptcy proceeding or otherwise, the Participant agrees to refund to each such Lender, or to Collateral Agent on behalf of any such Lender, without interest, the amount thereof to the extent of the aggregate amount of any payment or distribution made by such Lender, or by the Collateral Agent on behalf of such Lender, to Participant.

9.          Participant agrees that, at any time and from time to time prior to Lenders’ receipt of the payment in full of Lenders’ Share of the Obligations and the termination of all Commitments, whether or not a Default or Event of Default has occurred and is then continuing, Lenders may (a) in Lenders’ sole and absolute discretion, continue to extend additional advances, loans, letter of credit guaranties, and other financial accommodations to any Borrower and increase the Commitments under the Loan Documents (collectively, the “Additional Loans”), and the Participation, the Participation Interest and the Participant’s interest therein shall be subject and subordinate to such Additional Loans and in the security therefor on the same terms and conditions as are set forth herein, and (b) apply all or any part of any proceeds of Collateral received by Lenders, payments received by Lenders from any Borrower, any other proceeds or payments received by Lenders on account of the Obligations from any other source, any credits for any Borrower’s account, and all other Collections to all or any part of the Obligations and in such order, in such amounts and in such manner as provided in the Credit Agreement (provided, however, that such reference does not constitute, and shall not be construed to create, any obligation to or rights of Participant in respect of such provisions of the Credit Agreement).

10.          It is understood and agreed by the Participant that, in Lenders’ sole and absolute discretion, subject only to proper court approval, Lenders may continue to extend additional advances, loans, letter of credit guaranties, and other financial accommodations to any Borrower after commencement and during the continuation of any case under the U.S. Bankruptcy Code (a “Bankruptcy Case”) with respect to any Borrower (collectively, “Post-Petition Advances”), and the Participation, the Participation Interest and the Participant’s interest therein shall be subject and subordinate to such Post-Petition Advances and in the security therefor on the same terms and conditions as are set forth herein.  Further, Participant covenants and agrees, with and for the benefit of the Agents and the Lenders, and as a material part of the consideration to the Agents and the Lenders hereunder, without which covenants and agreements Agents and Lenders would not have entered into this Participation Agreement, that in connection with a Bankruptcy Case of any Borrower, Participant shall not, directly or indirectly (a) challenge the existence, validity or priority of any Lien on any of the Collateral in favor of any of the Agents or Lenders, (b) file, or cause or support the filing of, any objection to the provision of Post-Petition Advances or other debtor-in-possession financing to such Borrower by the Lenders, (c) propose, vote for or otherwise support any bankruptcy plan which would have the effect of compromising, impairing or otherwise modifying the Obligations without the unanimous written consent of the Lenders, or (d) seek to establish, or support in any manner the establishment of, a credit facility for the benefit of such Borrower where any of the obligations under such credit facility would have priority over any of the Obligations or any Post-Petition Advances, whether by lien, contract, court order or otherwise, except only to the extent that such credit facility is provided by the Lenders.

11.          Lenders may, from time to time, in Lenders’ discretion and without notice to the Participant and without necessity of the consent of Participant, (a) amend, modify, renew and/or extend in whole or in part the Obligations, the Loan Documents, the Collateral and any guaranties therefor, including without limitation the sale, in one or more transactions, of all or any part of the Collateral for an aggregate amount less than the amount necessary to satisfy in full all of the Obligations, (b) compromise and settle with, and release, any Borrower, or any other Person obligated on or with respect to all or any part of the Obligations, and (c) extend the Additional Loans, the Post-Petition Advances and any other advances, loans and other financial accommodations to any Borrower in excess of any formulae under the Loan Documents, all without notice to the Participant and without necessity of the consent of Participant.  The Collateral Agent shall, from time to time, but not more frequently than once in any calendar quarter, after such Agent’s receipt of Participant’s reasonably detailed written request, furnish the Participant with copies of such other papers and documents relating to the Participation Obligations, the Obligations and the Collateral and with statements describing the status of the Participation Obligations, the Obligations and the Collateral, as the Participant may reasonably request.

12.          Lenders reserve and shall have the sole right, in Lenders’ sole and absolute discretion, to manage, perform, modify, supplement and enforce the Loan Documents, the Obligations and the Collateral, and to waive, exercise and enforce all privileges, rights and remedies exercisable or enforceable by Lender thereunder, in accordance with Lenders’ sole discretion and the exercise of Lender’s business judgment.  Without limiting the foregoing, Lenders may, without notice or responsibility to, or necessity of consent from, the Participant, (a) exercise or refrain from exercising any and all of Lenders’ rights under or in connection with any of the Loan Documents, (b) give or withhold consents and approvals or take or omit to take any action pursuant to any Loan Document and (c) compromise, settle, adjust and in general deal in any manner with the Obligations and the Collateral as Lenders may deem appropriate, upon such terms and conditions as Lenders may deem appropriate. Agents and Lenders shall not be liable to the Participant for any action taken or omitted.  The Participant expressly releases each Agent and Lender from any and all liability and responsibility (express or implied), for any loss, depreciation of or delay in collecting or failing to realize on any Collateral, the Obligations or any guaranties therefor and for any mistake, omission or error in judgment in passing upon or accepting any Collateral or in making examinations or audits or for granting indulgences or extensions to any Borrower, any account debtor or any guarantor.

13.          Lenders shall have the right to sell, encumber, convey, transfer, and/or assign (collectively, a “Transfer”) any of Lenders’ rights and obligations under the Credit Agreement or under this Participation Agreement, provided that no such sale, encumbrance, conveyance, transfer and/or assignment (collectively a “Sale”) shall eliminate any obligation of Lenders to Participant hereunder unless, in connection with any such Sale, the purchaser, assignee or other transferee agrees in writing to be bound by the terms of this Participation Agreement.  Neither the Participation, nor any Certificate of Participation, nor Participant’s interest in the Participation nor any of the individual rights or obligations of Participant hereunder may be subdivided, assigned, pledged, encumbered or otherwise transferred by the Participant without Lenders’ unanimous prior written consent.  Subject to the foregoing, all of the terms, covenants and conditions of this Participation Agreement shall be binding upon, and inure to the benefit of, each Lender’s and the Participant’s respective successors and assigns, but nothing contained in this Participation Agreement is intended, or shall be construed, to confer upon or to give any Borrower or any other Person, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Participation Agreement.

14.          This Participation Agreement and each Certificate of Participation shall be governed by and construed in accordance with the laws and decisions of the State of Georgia.

15.          The Participant represents and warrants to Agents and Lenders that (a) Participant does not consider the acquisition of its junior participation interest hereunder to constitute the “purchase” or “sale” of a “security” within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 or Rule 10b-5 promulgated thereunder, any other applicable securities statute or law, or any rule or regulation under any of the foregoing (collectively, as amended, the “Acts”); (b) Participant has no expectation that Participant will derive profits from the efforts of any Agent or Lender or any third party in respect of the acquisition of Participant’s junior participation interest hereunder excepting interest related to the Participation; (c) acquisition of such junior participation interest merely constitutes a commercial transaction by Participant with Lenders regarding Participant’s acquisition of a junior participation interest in the Participation Obligations and does not represent an “investment” (as that term is commonly understood) in any Agent, any Lender or any Borrower; (d) Participant is purchasing such Participant’s junior participation interest in the Participation Obligations hereunder for Participant’s own account and risk, and not with a view or in connection with any subdivision, resale, or distribution thereof, (e) Participant engages in commercial transactions (including transactions of the nature contemplated herein and in the Credit Agreement), can bear the economic risk related to the purchase of the junior participation interest hereunder, and has had access to all information deemed necessary by Participant in making Participant’s decision whether or not to purchase the same, and (f) Participant will hold the junior participation interest in the Participation Obligations hereunder solely in the name of, and for the sole benefit of, Participant, and not jointly or severally with, or on behalf of, any other Person.  Further, no amount paid by Participant to purchase Participant’s junior participation interest in the Participation Obligations shall be considered a loan by Participant to any Lender, nor an investment of any nature or kind.

16.          At any time and from time to time, Lenders may sell additional participations in Obligations other than the Participation Obligations (all of which shall be deemed included within Lenders’ Share of the Obligations and shall be deemed to be Senior Participations for all purposes hereof), upon such terms and conditions as may be determined by Lenders in Lenders’ sole and absolute discretion, and nothing herein shall in any way be construed to limit, restrict or prohibit Lenders’ right to do so. Participant’s junior participation interest in the Participation Obligations (and in the Collateral and the Collections) is and shall remain in all respects junior and subordinate to Lenders’ Share of the Obligations, and to the receipt by Lenders of the payment in full of Lenders’ Share of the Obligations and the termination of all Commitments, which Participant acknowledges and agrees includes and will include Lenders’ interests in the Obligations, and each other participation interest in the Obligations, other than the junior participation interests included within the Participation, now or hereafter granted and sold by Lenders (all such participation interests, other than the Participation and the junior participation interests therein held by the Participant, being herein called the “Senior Participations” and each owner of a Senior Participation being herein called a “Senior Participant”), and, accordingly, Lenders, for themselves and the benefit of all the Senior Participants, shall first be repaid in full the full amount of Lenders’ Share of the Obligations prior to any payment, repayment or distribution on account of or with respect to the Participation other than interest payments on the Participation payable to Participant in accordance with Section 3 hereof.

17.          Upon payment in full in immediately available funds of all principal, interest and charges with respect to Lenders’ Share of the Obligations, the satisfactory cash collateralization of all outstanding Obligations in respect of Letters of Credit and the termination of all Commitments, but subject to assumption by the Participant of all of Lenders’ rights, duties and obligations with respect to all of the Loan Documents (pursuant to a form of assignment and assumption agreement reasonably acceptable to, and executed and delivered by, Participant and  Lenders (the “Assumption Agreement”)), and the receipt of a full, complete and unconditional release from all Borrowers on terms acceptable to Agents and Lenders in their respective sole and absolute discretion, Lenders will effect settlement thereof and will, promptly after receipt of written request from the Participant, assign to the Participant, pursuant to the Assumption Agreement and for consideration of $0, all of the Lenders’ rights in the Obligations and the Collateral, if any, for the Obligations and Lender’s rights with respect thereto without representations, warranties or recourse of any kind or nature whatsoever except to the extent, if any, expressly set forth in the Assumption Agreement, but nothing in this Section 17 shall diminish the rights and privileges of Lenders described in Section 11 or Section 12 of this Participation Agreement.

18.          THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN THE CONNECTION WITH THIS PARTICIPATION AGREEMENT AND FURTHER HEREBY WAIVE ANY RIGHT OF OFFSET OR RIGHT TO INTERPOSE ANY COUNTERCLAIM (OTHER THAN A COMPULSORY COUNTERCLAIM) IN ANY SUCH ACTION.  THE PARTIES HERETO EXPRESSLY SUBMIT IN ADVANCE TO THE NONEXCLUSIVE JURISDICTION OF THE COBB COUNTY SUPERIOR COURT, IN THE STATE OF GEORGIA, OR TO THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA IN ANY ACTION OR PROCEEDING RELATING TO ANY CLAIM, DISPUTE OR OTHER MATTER PERTAINING DIRECTLY OR INDIRECTLY TO THIS PARTICIPATION AGREEMENT.

19.          At Lenders’ option and in Lenders’ sole and absolute discretion, Lenders may at any time repurchase the Participation from the Participant by paying to Participant the outstanding amount of Participant’s share of the Participation, together with Participant’s share of the interest attributable to Participant’s share of the Participation to the date of such repurchase.  This Participation Agreement shall thereupon terminate; provided, however, that the termination shall not affect the respective rights, duties or obligations of any party incurred prior to the effective date of such termination.  Notwithstanding the foregoing or any other provision of this Participation Agreement, in no event shall any Lender have any obligation to repurchase the Participation or any part thereof or any interest therein, whether upon or by reason of the occurrence, existence or absence of any Default or Event of Default, or otherwise for any other reason or in any other circumstance.

20.          Neither the execution of this Participation Agreement, nor the purchase or other acquisition by Participant of an undivided interest in the Participation, nor any of the transactions contemplated hereby, is intended to be, nor shall it be construed to be, the formation of a partnership or joint venture between Participant and any Agent or Lender.

21.          This Participation Agreement and the Certificate of Participation (a) may not be amended, modified or terminated (orally or by any course of dealing or otherwise), except by an agreement in writing signed by Participant and Lenders and acknowledged by Agents, (b) shall remain in full force and effect until all Obligations (including any Post-Petition Advances) are paid in full and the Credit Agreement is terminated, unless, prior thereto, Lenders, in their respective discretion, determine to repurchase the Participation pursuant to the provisions of Section 19 hereof, (c) shall be governed by and construed in accordance with the laws of the State of Georgia and (d) supercedes any prior negotiations or discussions or communications between or among Agents, Lenders and the Participant, and constitutes the entire agreement between Lenders, on the one hand, and Participant, on the other, with respect to the Obligations, the Participation, the Participation Obligations, the Collateral, and the Loan Documents.

22.          This Participation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.  Facsimile signatures shall be effective as originals.

23.          All notices and confirmations hereunder by Collateral Agent or any Lender to the Participant shall be deemed given if addressed to the applicable address for the Participant set forth below, and sent by registered or certified mail, return receipt requested, or sent by facsimile.  All notices and requests hereunder by the Participant to Lenders shall be deemed given if addressed to Lenders in care of the Collateral Agent at such Agent’s address set forth above and directed to the attention of Mr. Ken Butler and sent by certified or registered mail, return receipt requested, or sent by facsimile.

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If the foregoing correctly sets forth the arrangement between Lenders and Participant, please indicate Participant’s confirmation thereof and Participant’s acceptance of the terms of this Participation Agreement by signing and returning to Lenders, in care of the Collateral Agent, the enclosed copy hereof, whereupon this Participation Agreement shall become effective and be binding as between Lenders and Participant, and (without prejudice to Section 13 above) the respective successors and assigns of Lenders and the respective permitted assigns of Participant.

Very truly yours, “LENDERS”

BANK OF AMERICA, N.A., as a Lender

By: /s/ Sherry Lail Name: Sherry Lail Title: Senior Vice President

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender

By: /s/ Kenneth B. Butler Name: Kenneth B. Butler Title: Vice President

FLEET CAPITAL CORPORATION, as a Lender

By: /s/ Wes Mannis Name: Wes Mannis Title: VP

ACKNOWLEDGED AND AGREED TO:

“PARENT”

MILLER INDUSTRIES, INC.

By:  /s/ J. Vincent Mish
            J. Vincent Mish
            Chief Financial Officer

“SUBSIDIARY MILLER BORROWERS”

APACO, INC.
B&B ASSOCIATED INDUSTRIES, INC.
CHEVRON, INC.
CENTURY HOLDINGS, INC.
CHAMPION CARRIER CORPORATION
COMPETITION WHEELIFT, INC.
GOLDEN WEST TOWING EQUIPMENT INC.
KING AUTOMOTIVE & INDUSTRIAL
     EQUIPMENT, INC.
MID AMERICA WRECKER & EQUIPMENT
SALES, INC. OF COLORADO
MILLER FINANCIAL SERVICES GROUP,
     INC.
MILLER/GREENEVILLE, INC.
MILLER INDUSTRIES DISTRIBUTING, INC.
MILLER INDUSTRIES INTERNATIONAL,
     INC.
MILLER INDUSTRIES TOWING
     EQUIPMENT INC.
PURPOSE, INC.
SONOMA CIRCUITS, INC.
SOUTHERN WRECKER CENTER, INC.
SOUTHERN WRECKER SALES, INC.

By:   /s/ J. Vincent Mish
            J. Vincent Mish
            Vice President and Attorney-in-Fact of each
           entity listed above

 “SUBSIDIARY ROADONE BORROWERS”

AETEX, INC., f/k/a A-EXCELLENCE TOWING CO.
ALL AMERICAN TOWING SERVICES, INC.
B-G TOWING, INC.
BEAR TRANSPORTATION, INC.
BTRCX, INC. f/k/a BERT’S TOWING RECOVERY
       CORPORATION
BBSX, INC. f/k/a BOB BOLIN SERVICES, INC.
BASIEX, INC. f/k/a BOB’S AUTO SERVICE,    INC.
BTRX, INC.
BVSWS, INC. f/k/a BOB VINCENT AND SONS
WRECKER SERVICE, INC.
CAL WEST TOWING, INC.
CBTX,INC., f/k/aCEDAR BLUFF 24 HOUR
       TOWING, INC.
CCASX, INC.
CEX, INC., f/k/a CHAD’S INC.
CVDC, f/k/a CLEVELAND VEHICLE DETENTION
          CENTER, INC.
D.A. HANELINE, INC.
DVREX, INC.
DOLLAR ENTERPRISES, INC.
DSX, INC., f/k/a DUGGER’S SERVICES, INC.
GMAR, INC., f/k/a GOOD MECHANIC AUTO   CO.
OF RICHFIELD, INC.
GREAT AMERICA TOWING, INC.
GREG’S TOWING, INC.
HTX, INC.
LTSX, INC., f/k/a LAZER TOW SERVICES, INC.
LASX, INC.
LWKR, INC.
MAEJO, INC.
MEL’S ACQUISITION CORP.
MGEX, INC.
MSTEX, INC.
MTSX INC.
MURPHY’S TOWING, INC.
P.A.T., INC.
PEX, INC., f/k/a/ PIPES ENTERPRISES, INC.
RMA ACQUISITION CORP.
RRIC ACQUISITION CORP.
RSX, INC., f/k/a RECOVERY SERVICES,
ROAD ONE, INC.
ROADONE EMPLOYEE SERVICES, INC.
ROAD ONE INSURANCE SERVICES, INC.
ROAD ONE SERVICE, INC.
ROAD ONE SPECIALIZED TRANSPORTATION,
     INC.
ROADONE TRANSPORTATION AND LOGISTICS,
     INC.
R.M.W.S., INC.
SWSX, INC. (f/k/a SUBURBAN WRECKER
     SERVICE, INC.)
TEXAS TOWING CORPORATION
TPCTH, INC.
TREASURE COAST TOWING, INC.

TREASURE COAST TOWING OF MARTIN
COUNTY, INC.
TSSC, INC., f/k/a TRUCK SALES & SALVAGE
     CO., INC.
TWSX, INC.
WSX, INC., f/k/a WES’S SERVICE INCORPORATED
WTX, INC. (f/k/a WILTSE TOWING, INC.)
WTC, INC.
WTEX, INC.
ZTRX, INC., f/k/a ZEHNER TOWING &
     RECOVERY, INC.

By:          /s/ J. Vincent Mish
            J. Vincent Mish
            Vice President and Attorney-in-Fact of each
             entity listed above

ACKNOWLEDGED AND AGREED TO
SOLELY FOR PURPOSES OF SECTION 6
HEREOF AND THOSE OTHER PROVISIONS
HEREOF WHICH EXPRESSLY REFERENCE
ONE OR MORE AGENTS, AS APPLICABLE:

“ADMINISTRATIVE AGENT, SYNDICATION
AGENT AND EXISTING TITLED COLLATERAL AGENT”

BANK OF AMERICA, N.A., as the Administrative
Agent, Syndication Agent and Existing Titled
Collateral Agent

By:        /s/ Sherry Lail
Name:   Sherry Lail
Title:     Senior Vice President

“COLLATERAL AGENT”

THE CIT GROUP/BUSINESS CREDIT, INC., as
the Collateral Agent

By:  /s/ Kenneth B. Butler
Name: Kenneth B. Butler
Title: Vice President

The undersigned party confirms that the foregoing correctly sets forth the arrangement between such undersigned party (acting as an individual and not as an officer, director, agent or representative of any of the Borrowers or any other Person) and Lenders with respect to the Participation and the interest of such undersigned party therein, and such undersigned party hereby accepts and agrees to the terms of this Participation Agreement.

                                                                        By:    /s/ William G. Miller

                                                                                    William G. Miller, as Participant

                                                                        Address: 5025 Harrington Road
                                                                                       Alpharetta, Georgia 30022

                                                                        Telephone:
                                                                        Facsimile:

EXHIBIT A

October 31, 2003

CERTIFICATE OF PARTICIPATION

FOR VALUE RECEIVED, Lenders have on the date of this certificate sold to William G. Miller (the “Participant”), whose address is 5025 Harrington Road, Alpharetta, Georgia 30022, without recourse on or warranty, express or implied by Lenders (except that the Lenders party to the Participation Agreement (hereinafter defined) own all rights, titles and interests in and to the interests in the Participation Obligations purchased by Participant pursuant to the Participation Agreement and that such interests have not been encumbered or assigned by any of such Lenders to any other Person), a junior participation (the “Participation”) of Two Million Dollars ($2,000,000) in the principal amount of the “Participation Obligations,” as defined and described in the Participation Agreement dated as of October 31, 2003 between Lenders and the Participant (the “Participation Agreement,” with capitalized terms used herein and not otherwise defined having the respective meanings ascribed to such terms in the Participation Agreement), relating, in part, to the Credit Agreement among Lenders and Borrowers.

This Certification of Participation is issued by the Collateral Agent on behalf of the Lenders pursuant to Section 1 of, and the junior participation interest evidenced hereby is in all respects subject to the terms and conditions of, the Participation Agreement, to which reference is hereby made for all purposes.  This Certificate of Participation evidences an undivided interest in the Participation.

“COLLATERAL AGENT”
THE CIT GROUP/BUSINESS CREDIT, INC., as the Collateral Agent on behalf of Lenders

By: /s/ Kenneth B. Butler Name: Kenneth B. Butler Title: Vice President